Founding Member of Sony Walkman Joins Board of ZAGG Inc.

Shu Ueyama Brings Experience and Connections to Directing Body of Leading Accessory Producer

SALT LAKE CITY, Jul 06, 2009 (BUSINESS WIRE) -- ZAGG Inc. (OTCBB: ZAGG), a publicly traded leading producer of mobile electronics accessories including the award-winning invisibleSHIELD(TM) and ZAGGaudio(TM) brands, announces the appointment of Shu Ueyama of Japan, 64, to its Board of Directors. Mr. Ueyama joins ZAGG with decades of high-level experience in the tech industry, as well as an extensive network of business and political connections.

Mr. Ueyama is currently the President of Ueyama and Associates, Inc., an international consulting firm that has provided tie-up deals and coordination for major international clients, including Virgin Group, BBDO Worldwide, and ebank. He represented Lady Margaret Thatcher in Japan throughout the 1990s, where he was able to establish a massive network of corporate and political connections. As a senior executive at Sony Corporation, Mr. Ueyama was personally in charge of branding the influential Sony Walkman. Now celebrating its 30th anniversary year, the Sony Walkman brand continues to be a strong presence in the electronics market, and has influenced the revolution of handheld devices.

"Shu Ueyama is a wonderful addition to ZAGG, and we are very fortunate to have such a knowledgeable and well-connected new member of our board," said Robert G. Pedersen II, President and CEO of ZAGG. "His contacts and influence around the globe will be very useful to ZAGG's international expansion, and his long-time expertise in the tech industry will improve every aspect of our efforts moving forward. Shu's proven experience with branding the Sony Walkman will be invaluable to ZAGG's worldwide branding, including the invisibleSHIELD(TM), ZAGGaudio(TM), AppSpace.com(TM), ZAGGapps(TM) and future ZAGG brands."

"I feel very privileged and honored to be asked to be on the Board of Directors of ZAGG. I hope that I will be able to contribute to the further growth of ZAGG, and be a valuable asset in promoting the ZAGG brand and its excellent products, especially in the Japanese market," said Mr. Ueyama. "ZAGG is a fast moving and exciting company, and I am very thrilled to be a part of it."

New ZAGG Board of Directors member Shu Ueyama, at a glance:

•	Personally directed the branding of the influential Sony Walkman when it was introduced in 1979
•	President of Ueyama and Associates, Inc. since 1981 - has coordinated business tie-ups for major international clients, including Virgin Group, BBDO Worldwide, and ebank
•	Represented Lady Margaret Thatcher in Japan for 10 years, beginning in 1990
•	Personal advisor for Richard Branson, Chairman of Virgin Group, since 1987
•	General manager in charge of all marketing for Sony UK, 1971-1981
•	Has translated and published 43 books
•	Earned a Bachelor of Arts in Marketing from Hitotsubashi University in Tokyo, Japan, and graduated from the Stanford
•	Executive Program at Stanford University Business School in California, USA.

For more information on ZAGG's Board of Directors, or any of their product lines, please visit www.ZAGG.com.

About ZAGG Inc.:
ZAGG Inc. designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide under the brand names invisibleSHIELD(TM) and ZAGGaudio(TM). ZAGG has also announced it will introduce AppSpace.com in summer 2009, an online destination for the fast-growing mobile app market, combined with the networking power of social media. The invisibleSHIELD is a protective, high-tech patented film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending
invisibleSHIELD application of clear protective film covering a device is the first scratch protection solution of its kind on the market, and has sold millions of units. Currently, ZAGG offers over 3,000 precision pre-cut designs with a lifetime replacement warranty through online channels, big box retailers like Best Buy, resellers, college bookstores, Mac stores and mall kiosks. The company continues to increase its product lines to offer additional electronic accessories and services to its tech-savvy customer base. For more product or investor information, please visit the company's web site at www.ZAGG.com.

Safe Harbor Statement:
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

SOURCE: ZAGG Inc.
ZAGG Inc., Salt Lake City
Media Contact:
Nathan Nelson, 801-263-0699, ext. 107
nnelson@zagg.com
Investor Relations:
Brandon O'Brien, CFO, 801-263-0699, ext. 122
brandon@zagg.com
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